UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR (g) OF

THE SECURITIES EXCHANGE ACT OF 1934

INVESCO REAL ESTATE INCOME TRUST INC.

(Exact name of registrant as specified in its charter)

Maryland	83-2188696
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

2001 Ross Avenue Suite 3400 Dallas, Texas	75201
(Address of principal executive offices)	(Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of each exchange on which each class is to be registered
None	None

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c) or (e), check the following box. ☐

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d) or (e), check the following box. ☒

If this form relates to the registration of a class of securities concurrently with a Regulation A offering, check the following box. ☐

Securities Act registration statement or Regulation A offering statement file number to which this form relates:

333-254931

Securities to be registered pursuant to Section 12(g) of the Act:

Common Stock, par value $0.01 per share

(Title of class)

Item 1. Description of Registrant’s Securities to be Registered.

This Registration Statement on Form 8-A is being filed by Invesco Real Estate Income Trust Inc. (the “Registrant”) to register its common stock, par value $0.01 per share (“Common Stock”), pursuant to Section 12(g) of the Securities Exchange Act of 1934, as amended. The descriptions of the shares of Common Stock of the Registrant registered hereby are incorporated by reference herein to the “Suitability Standards,” “Net Asset Value Calculation and Valuation Guidelines,” “Description of Capital Stock,” “Certain Provisions of Maryland Law and Our Charter and Bylaws” and “Share Repurchases” sections of the prospectus contained in the Registrant’s Post-Effective Amendment No. 8 to the Registration Statement on Form S-11, as filed with the Securities and Exchange Commission (the “SEC”) on April 12, 2024 (File No. 333-254931) and all amendments and supplements to such registration statement subsequently filed with the SEC, including any prospectus relating thereto filed subsequently pursuant to Rule 424(b) of the Securities Act of 1933, as amended.

Item 2. Exhibits

Exhibit Number	Description of Documents

1	Second Articles of Amendment and Restatement of Invesco Real Estate Income Trust Inc. (filed as Exhibit 3.1 to the Registrant’s Registration Statement on Form S-11 filed on March 31, 2021 and incorporated herein by reference)

2	Bylaws of Invesco Real Estate Income Trust Inc. (filed as Exhibit 3.2 to the Registrant’s Registration Statement on Form S-11 filed on March 31, 2021 and incorporated herein by reference)

3	Share Repurchase Plan (included under the heading “Share Repurchases” in the prospectus dated April 12, 2024 contained in Post-Effective Amendment No. 8 to the Registration Statement on Form S-11 filed on April 12, 2024 and incorporated by reference)

4	Distribution Reinvestment Plan (filed as Exhibit 4.1 to the Registrant’s Registration Statement on Form S-11 filed on April 12, 2024 and incorporated herein by reference)

5	Form of Subscription Agreement (filed as Exhibit 4.2 to the Registrant’s Registration Statement on Form S-11 filed on April 12, 2024 and incorporated herein by reference)

6	Subscription Agreement, dated July 29, 2021, by and between Invesco Real Estate Income Trust Inc. and Massachusetts Mutual Life Insurance Company (filed as Exhibit 10.3 to the Registrant’s Quarterly Report on Form 10-Q filed on November 15, 2021 and incorporated herein by reference)

7	Amendment No. 1 to the Subscription Agreement, dated December 9, 2022, by and between Invesco Real Estate Income Trust Inc. and Massachusetts Mutual Life Insurance Company (filed as Exhibit 10.1 to the Registrant’s Current Report on Form 8-K filed on December 9, 2022 and incorporated herein by reference)

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized.

INVESCO REAL ESTATE INCOME TRUST INC.

By:	/s/ R. Lee Phegley, Jr.
Name: R. Lee Phegley, Jr.
Title: Chief Financial Officer

Date: April 26, 2024